UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2004

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 23, 2004, the Company issued a press releaseannouncing pricing of 7.60% Cumulative Preferred Stock, Series L. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

            The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

            99.1    Press release dated August 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: August 23, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 August 23, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Announces Pricing of 7.60% Cumulative Preferred Stock, Series L

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB), announced today that it has priced a public offering of 2,000,000 depositary shares, each representing 1/1,000 of a share of the Company’s 7.60% Cumulative Preferred Stock, Series L at $25.00 per share. The Company also granted the underwriters an over allotment option to purchase an additional 300,000 depositary shares. Trading of the depositary shares on the AMEX is expected to begin within 30 days following initial delivery of the depositary shares under the symbol PSBPrL. The underwriters are expected to deliver the depositary shares to purchasers on or about August 31, 2004.

Citigroup and Morgan Stanley acted as co-lead managers of the offering, with A.G. Edwards, RBC Capital Markets, Credit Suisse First Boston, Goldman, Sachs & Co., and Wells Fargo Securities, LLC acting as co-managers.

Copies of the final prospectus relating to the offering may be obtained by contacting Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated. Please send requests for prospectuses to Citigroup Global Markets Inc. at facsimile number (718) 765-6734 or to Morgan Stanley & Co. Incorporated at prospectus@morganstanley.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of July 31, 2004, PSB wholly owned approximately 18.4 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,852,000 sq. ft.), Florida (3,352,000 sq. ft.), Oregon (1,941,000 sq. ft.), Virginia (2,790,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.